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                                                                  EXHIBIT 99.B16

                      EXHIBIT OF PERFORMANCE CALCULATIONS
   THIS EXHIBIT REFLECTS THE CALCULATION OF CERTAIN PERFORMANCE FIGURES THAT APPEAR UNDER "PERFORMANCE" IN THE PART B STATEMENT OF ADDITIONAL INFORMATION
          ("PART B") OF WILLIAM BLAIR MUTUAL FUNDS, INC. (THE "FUND")

A.       TOTAL RETURN.

         1. Formula. The total return performance of the Fund for a specified period equals the change in the value of a hypothetical $10,000 Investment ("Initial Investment") from the beginning of the period to the end of the period. It is assumed that all dividends and capital gains distributions are reinvested. Total return may be expressed either as a dollar value change or as a percentage change. Total return information is set forth in the discussion of total return that appears under "Performance" in Part B.

         2. Performance Reflected. The representative total return calculations reflected in this Section A are for the International Growth Fund portfolio (the "Portfolio") for the period beginning January 1, 1995 and ending December 31, 1995.

         3. Total Return. The total return information for the Fund shows the total return of that Portfolio as a percentage change. The percentage change in value of the Initial Investment for the period is calculated by determining the percentage increase in the net asset value per share ("NAV") of the Portfolio over the period and adjusting that for the dividends reinvested over the period. There was 1 dividend during the period. The percentage change is then calculated as follows:


                  Percentage Change = Shares x Ending NAV - 1
                                      -----------------------
                                         Beginning NAV

Ending NAV = NAV on December 31, 1995 = $13.12/Share
                                        ------

Beginning NAV = NAV on January 1, 1995 = $12.36/Share
                                         ------

Shares = Number of shares at the end of the period assuming a one share investment at the beginning of the period and reinvestment of dividends. "Shares" is computed under the following formula.

                             Shares = (1 +  DIV1  )
                                            -----
                                            RNAV1

DIVn  =    Dollar amount distributed for the nth dividend of the period.
           n is 1 in the present example since there was 1 dividend
           distributed.

RNAVn =    NAV on the date that the nth dividend in the period was reinvested.
           n is 1 in the present example.





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The following data is presented:

                 n                  DIVn               RNAVn
                 -                  ----               -----

                 1                  $.13/Share         $13.01/Share

          Shares = 1 + $.13 = 1.01
                   $13.01 Share

          Percentage Change = 1.01 x $13.12 / Share - 1 = .072
                                 $12.36/Share

          The decimal return is converted to a percentage by multiplying by 100.

                            .072 X 100 = 7.2%

B.         AVERAGE ANNUAL TOTAL RETURN.

           1. Formula. The average annual return of the Fund for a specific period is found by taking a hypothetical $1,000 investment ("Initial Investment") at the beginning of the period and computing the redeemable value at the end of the period ("Redeemable Value"). The Redeemable Value is then divided by the Initial Investment, and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Thus, the following formula applies:

           Average Annual Total Return = ( Redeemable Value ) 1/N -1
                                           ----------------
                                          Initial Investment

           2. Performance Reflected. The representative average annual total return calculation reflected in this Section B is for the International Growth Fund portfolio (the "Portfolio") for the period from January 1, 1993 through December 31, 1995.

           3. Calculation. The Redeemable Value is equal to the Initial Investment plus the percentage change in the value of such investment over the period. The percentage change over the period is calculated in the same manner as in Sub-Section 3 of Section A above. The percentage change over the period is 43.18%.

 Redeemable Value=$1,000+(43.18% of $1,000)=$1,000+(.4318 x $1,000.00)=$1,431.80

The period covered is from January 1, 1993 to December 31, 1995, or 3 years.

                     N = number of years in the period = 3





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Using the formula provided above, average annual total return for the period may then be calculated.

The Redeemable Value is divided by the initial investment.


                            ($1,431.80/$1,000) = 1.4318
                             ---------           ------

This quotient is taken to the Nth root.

                        The 3rd root of 1.4318 = 1.1271
                                        ------   ------

1 is subtracted from the result.

                              1.1271 - 1 = .1271
                              ------       -----

The decimal return is converted to a percentage by multiplying by 100.

                              .1271 X 100 = 12.71%
                              -----         -----

C.         YIELD (NON MONEY MARKET).

           1. Formula. The yield for the Fund is computed by dividing the net investment income per share earned during a specified one month or 30-day period by the offering price per share on the last day of the period, according to the following formula:


                           YIELD = 2[a - b + 1)6 - 1]
                                     -----
                                      cd

Where:         a =      dividends and interest earned during the period.
               b =      expenses accrued for the period (net of reimbursements).
               c =      the average daily number of shares outstanding during
                        the period that were entitled to receive dividends.
               d =      the offering price per share on the last day of the
                        period.

           2. Performance Reflected. The representative yield calculation reflected in this Section C is for the Income Fund portfolio (the "Portfolio") for the 30-day period ended December 31, 1995.

           3. Calculation. For the period reflected, the following figures are provided for use in the formula provided in Sub-section 1 above:

                                  a =  $774,743
                                       --------





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                                  b =       $54,992
                                  c =        14,038,337
                                  d =       $10.57

Thus, the yield is calculated as follows:

                          YIELD = 2[(a - b + 1)6 - 1]
                                     -----
                                       cd


                           = 2[(  719,751  + 1) 6 - 1]
                                -----------
                                148,385,222

                           = 2[(1.00485)6 - 1]
                                -------

                           = 2[1.02945 - 1]

                           = .0589
                             -----


The decimal return is converted to a percentage by multiplying by 100.

                              .0589 X 100 = 5.89%


D.       YIELD (MONEY MARKET).

         1. Formula. The current yield for the Ready Reserves Fund ("Portfolio") is computed as follows: the Portfolio's net investment income per share (accrued interest on portfolio securities, plus or minus amortized purchase discount or premium, less accrued expenses) is divided by the price per share (expected to remain constant at $1.00) during the period ("base period return") and the result is divided by 7 and multiplied by 365. The effective yield is determined by the following formula: [(base period return +
1) raised to the 365/7 power] - 1.

         2. Performance Reflected. The calculation for the Portfolio reflected in this Section D are for the 7-day period ended December 31, 1995.

         3. Calculation. The current yield for the period reflected above is calculated as follows:


              .000974 x 365 = 5.08%
              -------   ---
                 1       7


         The effective yield for the period reflected above is calculated as follows:

             [(.000974 + 1) raised to the 365/7 power] - 1 = 5.21%





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